SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 16, 2002

STIFEL FINANCIAL CORP.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-9305	43-1273600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2188

(Address of principal executive offices, including zip code)

(314) 342-2000

(Registrant's telephone number, including area code

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit 99: Press Release

Item 9. Regulation FD Disclosure

On October 16, 2002, Stifel Financial Corp. (the "Registrant") announced that an NASD Arbitration panel awarded two customers of its subsidiary, Stifel, Nicolaus & Company, Incorporated, $4.5 million in compensatory damages. The award was issued in connection with the activities of a former Stifel broker in its Pikeville, Kentucky office. The Registrant believes the award was in disregard of the applicable law, and intends to ask the federal court to set aside the decision.

The Registrant anticipates taking an after-tax charge of approximately $3 to $3.5 million for the third quarter ended September 30, 2002.

The press release is attached as Exhibit 99. Certain statements contained in the press release are forward-looking statements. Such statements are based on management's current expectations and actual results may differ materially from those currently expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.
Date: October 17, 2002	By: /s/ James M. Zemlyak
Name: James M. Zemlyak
Title: Chief Financial Officer